Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE:

DCT INDUSTRIAL TRUST INC. ® REPORTS FIRST QUARTER

2013 RESULTS

Same-Store NOI Growth of 8.0 Percent on a Cash Basis and 5.3 Percent on a GAAP Basis in Q1;

Average Same-Store Occupancy Increased 210 Basis Points Year-over-Year to 92.1 Percent

Consolidated Operating Occupancy Increased 40 Basis Points to 92.7 Percent in Q1

Rental Rates Increased 6.0 Percent on a GAAP Basis in Q1

Under Agreement to Acquire 7 Buildings, Totaling 1.9 Million Square Feet from a JV Partner

Pre-leased 610,000 Square Foot Slover Logistics Center II

FFO of $0.11 per Share in Q1

Company Raises FFO Guidance

DENVER, May 2, 2013 – DCT Industrial Trust Inc.® (NYSE: DCT), a leading industrial real estate company, today announced financial results for the quarter ending March 31, 2013.

“2013 is off to a great start, building on the positive momentum created in 2012. We are making excellent progress across all elements of our business plan – leasing, acquisitions, development, asset sales and balance sheet management,” said Phil Hawkins, Chief Executive Officer of DCT Industrial. “Rents continue to improve and leasing activity remains steady across our markets. Additionally, our teams continue to execute with respect to external growth – our acquisitions and developments are creating significant value and further improving the quality and cash-flow growth potential of our portfolio.”

Funds from Operations, as adjusted, attributable to common stockholders and unitholders (“FFO”) for Q1 2013 totaled $33.3 million, or $0.11 per diluted share, compared with $29.0 million, or $0.11 per diluted share, for Q1 2012. These results exclude $0.4 million and $0.2 million of acquisition costs for the quarters ending March 31, 2013 and 2012, respectively.

Net income attributable to common stockholders for Q1 2013 was $1.3 million, or $0.00 per diluted share, compared with a net loss attributable to common stockholders of $6.0 million, or $0.03 per diluted share, reported for Q1 2012.

Property Results and Leasing Activity

As of March 31, 2013, DCT Industrial owned 406 consolidated operating properties, totaling 59.2 million square feet, with occupancy of 92.7 percent up from 92.3 percent as of December 31, 2012 and up 260 basis points from March 31, 2012. Including development and redevelopment, total consolidated occupancy was 91.3 percent as of March 31, 2013, compared to 90.4 percent as of December 31, 2012 and 90.1 percent as of March 31, 2012. In addition, 0.2 million square feet, or 0.4 percent of DCT Industrial’s total consolidated portfolio, was leased but not yet occupied.

Net operating income (“NOI”) was $52.5 million in Q1 2013, compared with $44.2 million in Q1 2012. In Q1 2013, same-store NOI, excluding revenue from lease terminations, increased 8.0 percent on a cash basis and 5.3 percent on a GAAP basis, when compared to the same period of 2012. Same-store occupancy averaged 92.1 percent in Q1 2013, an increase of 210 basis points over Q1 2012. Same-store occupancy, as of March 31, 2013, was 92.3 percent.

In Q1 2013, the Company signed leases totaling 1.4 million square feet. Rental rates on signed leases increased 6.0 percent on a GAAP basis and decreased 1.9 percent on a cash basis compared to the corresponding expiring leases. Over the previous four quarters, rental rates on signed leases increased 5.2 percent on a GAAP basis and decreased 2.5 percent on a cash basis. The Company’s tenant retention rate was 46.0 percent in Q1 2013.

Investment Activity

Joint Venture Acquisition

The Company has entered into a binding agreement to purchase its joint venture partner’s 96.4 percent interest in seven buildings owned by TRT-DCT Industrial JV I Fund, for an incremental investment of $85.9 million. The acquisition is expected to close mid-May.

The buildings total 1.9 million square feet and are currently 71.2 percent occupied. The portfolio has an expected year-one weighted-average cash yield of 6.0 percent and a weighted-average projected stabilized cash yield of 7.4 percent.

Market	Submarket	Square Feet	Occupancy
Atlanta, GA	Airport	125,000	100.0%
Pennsylvania	Lehigh Valley	503,000	0.0%
Pennsylvania	Harrisburg	104,000	61.5%
Charlotte, NC	Southwest	472,000	100.0%
Chicago, IL	I-55 Corridor	189,000	100.0%
Pennsylvania	Newark	129,000	93.8%
Northern California	Sacramento	396,000	100.0%

Total/Weighted Average		1,918,000	71.2%

Since entering into the purchase and sale agreement, DCT has negotiated a lease for all of the 503,000 square foot building in Lehigh Valley, with occupancy expected in July. This lease will bring the portfolio’s occupancy to 97.5 percent.

Acquisitions

Since January 1, 2013, DCT Industrial acquired six buildings at a total cost of $44.4 million. The buildings total 771,000 square feet and were 96.3 percent occupied at the time of acquisition. The Company expects a year-one weighted-average cash yield of 5.7 percent and a weighted-average projected stabilized cash yield of 6.3 percent on these assets.

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The table below represents a summary of the acquisitions that have closed since January 1, 2013:

Market	Submarket	Square Feet	Occupancy	Closed	Anticipated Yield*
Southern California	Inland Empire West	125,000	100.0%	Mar-13	5.9%
Southern California (2 buildings)	Mid-Counties	221,000	100.0%	Mar-13	5.5%
Atlanta, GA (2 buildings)	Airport	154,000	81.3%	Mar-13	7.2%
Dallas, TX	Turnpike	271,000	100.0%	Apr-13	7.7%

Total/Weighted Average		771,000	96.3%		6.3%

*	Anticipated yield represents year-one cash yield for stabilized acquisitions and projected stabilized cash yield for value-add acquisitions

Development

Two development projects, Northwest 8 Distribution Center in Houston and Dulles Summit Distribution Building E were stabilized during the first quarter. These projects total 343,000 square feet with expected development costs of $20.4 million and an anticipated yield of 9.4 percent on a GAAP basis. Since July 2012, DCT Industrial has stabilized four development projects totaling 549,000 square feet with development costs of $39.4 million and an anticipated yield of 9.0 percent on a GAAP basis.

Other development activities since January 1, 2013:

•

Announced the pre-lease of all of Slover Logistics Center II, a 610,000 square foot building located in the Inland Empire West submarket of Southern California. Building construction expected to start in Q3 2013 and complete in Q1 2014.

•	Completed construction of DCT Commerce Center at Pan American West Building A, a 168,000 square foot building in the Airport West submarket of Miami. The building is currently 89 percent occupied.

•	Commenced construction of DCT Airtex Industrial Center, a 267,000 square foot building in North Houston, located along Interstate 45. The building is slated for completion in Q3 2013.

•	Commenced construction of DCT Beltway Tanner Business Park, a 136,000 square foot building in the Northwest submarket of Houston. The building is slated for completion in Q3 2013.

•	Commenced construction on the 225,000 square foot expansion of Rockdale Distribution Center in the Wilson County submarket of Nashville. The pre-leased project is slated for completion in Q3 2013.

Dispositions

As previously announced, in Q1 2013, the Company completed three dispositions in Atlanta, Louisville and Memphis. The dispositions generated gross proceeds of $50.5 million and have a year-one weighted-average cash yield of 7.2 percent.

Market	Submarket	Square Feet	Occupancy	Closed
Atlanta, GA	Henry County	578,000	76.2%	Jan-13
Memphis, TN	Southeast/Shelby	1,039,000	74.1%	Jan-13
Louisville, KY	Riverport	221,000	100.0%	Mar-13

Total/Weighted Average		1,838,000	77.9%

Capital Markets Activity

Since January 1, 2013, DCT Industrial raised $75.2 million in net proceeds from the sale of common stock through its “at the market” equity offering. The Company issued approximately 10.4 million shares at an average price of $7.33 per share. The proceeds were, or will be, used to fund acquisitions and development costs.

3

In February 2013, DCT Industrial entered into an amendment with its syndicated bank group in which the Company increased its existing $175.0 million senior unsecured term loan to $225.0 million and extended it for a period of five years, extended its existing $300.0 million senior unsecured line of credit for a period of four years and received a commitment for an additional $175.0 million of senior unsecured debt. DCT closed on the additional $175.0 million in March 2013, which was used to refinance a scheduled June 2013 maturity of $175.0 million of other senior unsecured debt.

Dividend

DCT Industrial’s Board of Directors has declared a $0.07 per share quarterly cash dividend, payable on July 17, 2013 to stockholders of record as of July 5, 2013.

Guidance

The Company has increased 2013 FFO guidance, as adjusted, to $0.41 to $0.46 per diluted share, up from $0.40 to $0.45. Additionally, net loss attributable to common stockholders and unitholders is expected to be between $(0.07) and $(0.02) per diluted share.

The Company’s FFO guidance excludes acquisition costs.

Conference Call Information

DCT Industrial will host a conference call to discuss Q1 2013 results on Friday, May 3, 2013 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (888) 317-6016 or (412) 317-6016. A telephone replay will be available through Thursday, May 16, 2013 and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 10027047. A live webcast of the conference call will be available in the Investors section of the DCT Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until May 3, 2014.

Supplemental information is available in the Investors section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov

About DCT Industrial Trust Inc.®

DCT Industrial Trust Inc. is a leading industrial real estate company specializing in the acquisition, development, leasing and management of bulk distribution and light industrial properties in high-volume distribution markets in the U.S. and Mexico. As of March 31, 2013, the Company owned interests in approximately 74.5 million square feet of properties leased to approximately 880 customers, including 14.2 million square feet operated on behalf of four institutional capital management partners. Additional information is available at www.dctindustrial.com.

CONTACT:

Melissa Sachs

DCT Industrial Trust Inc.

303-597-2400

investorrelations@dctindustrial.com

4

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share information)

	March 31, 2013	December 31, 2012
ASSETS	(unaudited )
Land	$795,083	$780,235
Buildings and improvements	2,519,914	2,481,206
Intangible lease assets	79,539	78,467
Construction in progress	42,716	45,619

Total investment in properties	3,437,252	3,385,527
Less accumulated depreciation and amortization	(631,986)	(605,888)

Net investment in properties	2,805,266	2,779,639
Investments in and advances to unconsolidated joint ventures	129,415	130,974

Net investment in real estate	2,934,681	2,910,613
Cash and cash equivalents	19,498	12,696
Restricted cash	5,085	10,076
Deferred loan costs, net	9,313	6,838
Straight-line rent and other receivables, net of allowance for doubtful accounts of $1,395 and $1,251, respectively	51,493	51,179
Other assets, net	12,672	12,945
Assets held for sale	11,350	52,852

Total assets	$3,044,092	$3,057,199

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$49,571	$57,501
Distributions payable	21,637	21,129
Tenant prepaids and security deposits	22,288	24,395
Other liabilities	5,322	7,213
Intangible lease liability, net	19,795	20,148
Line of credit	50,000	110,000
Senior unsecured notes	1,075,000	1,025,000
Mortgage notes	317,704	317,314
Liabilities related to assets held for sale	400	940

Total liabilities	1,561,717	1,583,640

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized 284,695,132 and 280,310,488 shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	2,847	2,803
Additional paid-in capital	2,262,631	2,232,682
Distributions in excess of earnings	(890,503)	(871,655)
Accumulated other comprehensive loss	(33,766)	(34,766)

Total stockholders’ equity	1,341,209	1,329,064
Noncontrolling interests	141,166	144,495

Total equity	1,482,375	1,473,559

Total liabilities and equity	$3,044,092	$3,057,199

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited, in thousands, except per share information)

	Three Months Ended March 31,
	2013	2012
REVENUES:
Rental revenues	$72,396	$61,416
Institutional capital management and other fees	812	1,055

Total revenues	73,208	62,471

OPERATING EXPENSES:
Rental expenses	8,864	7,578
Real estate taxes	11,079	9,625
Real estate related depreciation and amortization	32,615	29,602
General and administrative	6,420	5,784
Casualty gains	(59)	(83)

Total operating expenses	58,919	52,506

Operating income	14,289	9,965
OTHER INCOME AND EXPENSE:
Development profits	268	—
Equity in earnings (loss) of unconsolidated joint ventures, net	391	(854)
Interest expense	(16,860)	(16,930)
Interest and other income (expense)	162	197
Income tax benefit (expense) and other taxes	(109)	(268)

Loss from continuing operations	(1,859)	(7,890)
Income from discontinued operations	3,495	1,060

Consolidated net income (loss) of DCT Industrial Trust Inc.	1,636	(6,830)
Net (income) loss attributable to noncontrolling interests	(357)	826

Net income (loss) attributable to common stockholders	1,279	(6,004)

Distributed and undistributed earnings allocated to participating securities	(173)	(128)

Adjusted net income (loss) attributable to common stockholders	$1,106	$(6,132)

EARNINGS PER COMMON SHARE- BASIC AND DILUTED:
Loss from continuing operations	$(0.01)	$(0.03)
Income from discontinued operations	0.01	0.00

Net income (loss) attributable to common stockholders	$0.00	$(0.03)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	281,063	246,367

Distributions declared per common share	$0.07	$0.07

Reconciliation of Net Income (Loss) Attributable to Common Stockholders to Funds from Operations(1)

(unaudited, in thousands, except per share and unit data)

	Three Months Ended March 31,
	2013	2012
Reconciliation of net income (loss) attributable to common stockholders to FFO:
Net income (loss) attributable to common stockholders	$1,279	$(6,004)
Adjustments:
Real estate related depreciation and amortization	32,690	32,166
Equity in (earnings) loss of unconsolidated joint ventures, net	(391)	854
Equity in FFO of unconsolidated joint ventures	2,353	2,834
Gain on dispositions of real estate interests	(2,877)	(88)
Noncontrolling interest in the above adjustments	(2,323)	(3,744)
FFO attributable to unitholders	2,217	2,709

FFO basic and diluted	$32 948	$28,727

FFO attributable to common stockholders and unitholders(l):
Adjustments:
Acquisition costs(2)	377	237

FFO, as adjusted, attributable to common stockholders and unitholders — basic and diluted	$33,325	$28,964

FFO per common share and unit — basic and diluted	$0.11	$0.10

FFO, as adjusted, per common share and unit — basic and diluted	$0.11	$0.11

FFO weighted average common shares and units outstanding:
Common shares for earnings per share - basic	281,063	246,367
Participating securities	2,250	1,580
Units	20,283	25,731

FFO weighted average common shares, participating securities and units outstanding — basic	303,596	273,678
Dilutive common stock equivalents	813	584

FFO weighted average common shares, participating securities and units outstanding - diluted	304,409	274,262

(1)	Funds from Operations, FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT).
(2)	Excluding amounts attributable to noncontrolling interests.

Guidance

The Company is providing the following guidance:

	Range for the Full-Year 2013
Guidance:	Low	High
Earnings per common share - diluted	$(0.07)	$(0.02)
Impairments and acquisition cost	0.00	0.00
Real estate related depreciation and amortization(1)	0.48	0.48

FFO, as adjusted, per common share and unit-diluted(2)	$0.41	$0.46

(1)	Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures.
(2)	The Company’s FFO guidance excludes acquisition costs.

The following table shows the calculation of our Fixed Charge Coverage for the three months ended

March 31, 2013 and 2012 (in thousands):

	Three Months Ended March 31,
	2013	2012
Net income (loss) attributable to common stockholders(1)	$1,279	$(6,004)
Interest expense	16,860	17,028
Proportionate share of interest expense from unconsolidated joint ventures	445	737
Real estate related depreciation and amortization	32,690	32,166
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures	1,489	2,321
Income tax expense and other taxes	109	268
Stock-based compensation amortization	1,072	980
Noncontrolling interests	357	(826)
Non-FFO gains on dispositions of real estate interests	(2,877)	(88)

Adjusted EBITDA	$51,424	$46,582

CALCULATION OF FIXED CHARGES
Interest expense	$16,860	$17,028
Capitalized interest	2,044	693
Amortization of loan costs and debt premium/discount	(46)	(282)
Other non-cash interest	(1,000)	(251)
Proportionate share of interest expense from unconsolidated joint ventures	445	737

Total fixed charges	$18,303	$17,925

Fixed charge coverage	2.8	2.6

(1)	Includes amounts related to discontinued operations, when applicable.

The following table is a reconciliation of our reported “Loss from continuing operations” to our net operating income for the three months ended March 31, 2013 and 2012 (in thousands):

	Three Months Ended March 31,
	2013	2012
Reconciliation of loss from continuing operations to NOI:
Loss from continuing operations	$(1,859)	$(7,890)
Income tax expense (benefit) and other taxes	109	268
Interest and other (income) expense	(162)	(197)
Interest expense	16,860	16,930
Equity in (earnings) loss of unconsolidated joint ventures, net	(391)	854
General and administrative	6,420	5,784
Real estate related depreciation and amortization	32,615	29,602
Development profits	(268)	—
Casualty gains	(59)	(83)
Institutional capital management and other fees	(812)	(1,055)

Total GAAP net operating income	52,453	44,213
Less net operating income - non-same store properties	(5,618)	244

Same store GAAP net operating income	46,835	44,457
Less revenue from lease terminations	(115)	(105)

Same store GAAP net operating income, excluding revenue from lease terminations	46,720	44,352
Less straight-line rents, net of related bad debt expense	(745)	(1,849)
Less amortization of above/(below) market rents	(282)	(183)

Same store cash net operating income, excluding revenue from lease terminations	$45,693	$42,320

Financial Measures

Net operating income (“NOI”) is defined as rental revenues, including expense reimbursements, less rental expenses and real estate taxes, which excludes institutional capital management fees, depreciation, amortization, casualty gains, impairment, general and administrative expenses, equity in (earnings) loss of unconsolidated joint ventures, interest expense, interest and other income and income tax expense and other taxes. We consider NOI to be an appropriate supplemental performance measure because it reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, amortization, impairment, general and administrative expenses, interest income and interest expense. Additionally, lease termination revenue is excluded as it is not considered to be indicative of recurring operating income. However those measures should not be viewed as alternative measures of our financial performance since they exclude expenses which could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI, same store NOI (excluding revenue from lease terminations), and cash basis same store NOI (excluding revenue from lease terminations). Therefore, we believe net income (loss) attributable to common stockholders, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance. NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains from dispositions of operating real estate held for investment purposes, plus impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures and adjustments to derive DCT Industrial’s pro rata share of FFO of unconsolidated joint ventures. We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO. Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure. We also present FFO excluding severance, acquisition costs, debt modification costs and impairment losses on properties which are not depreciable. We believe that FFO excluding severance, acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results. Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which represents net loss attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses and excludes non-FFO gains and losses on disposed assets and business combinations. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization and stock-based compensation expense, and irregular items, such as non-FFO gains or losses from the dispositions of real estate, impairment losses and gains and losses on business combinations.

Forward-Looking Statements

We make statements in this document that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, including, in particular, the impact of the strength of the United States economic recovery and the potential impact of the financial crisis in Europe; the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions, dispositions and developments; natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form 10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.